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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CMGI, Inc.:



We consent to incorporation by reference in the registration statements No. 33-86742 and No. 33-06745 on Form S-8 and No. 333-85047 and No. 333-71863 on
Form S-3 of CMGI, Inc., of our report dated September 24, 1999, except for Note 20 which is as of October 29, 1999, relating to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years of the three-year period ended July 31, 1999, and our report dated September 24, 1999 relating to the consolidated financial statement schedule, which reports appear in the July 31, 1999 annual report on Form 10-K of CMGI, Inc.



                                                          /s/ KPMG LLP
                                                          KPMG LLP


Boston, Massachusetts
October 29, 1999